EXHIBIT 4.17


WORLD GAMING      The CIBC Banking Centre    tel.  (268) 480-1650
                  Old Parham Road            fax. (268) 480-1656
                  P.O. Box 3265
                  St. John's, Antigua
                  West Indies                www.worldgaming.com


02 June, 2002.


Mr. Mark Thompson,
85 The Meadows Avenue,
Markham, Ontario,
L6B 1B6


Dear Mark,

As per our conversation, this letter serves as acceptance in writing of your letter of resignation effective 15 July, 2002.

Please note that the company reserves the right to enforce the Confidentiality clause of your Employment Agreement, for a six (6) month period, immediately following your termination.

In recognition of your contribution, we offer you a generous severance package comprising the following:

         o Six (6) months base salary (US $55,000.00) to be paid in twelve (12) equal semi-monthly installments.

         o        Accrued Vacation Pay for Days (August 2001-July 2002): US
                  $7,575.75

         o        Your current options will vest as per the attached schedule.

I wish to take this opportunity to thank you for your invaluable contribution to the growth and reorganization of the Finance department of World Gaming, and wish you the very best in your future endeavors.

Kindly indicate by your signature that you have read and accept the above mentioned package.


Sincerely,


______________________________
Michael Aymong
President, CEO, and Chairman of the BOD



               LONDON * ANTUGUA * VANCOUVER * GIBRALTAR * TORONTO
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WORLD GAMING      The CIBC Banking Centre    tel.  (268) 480-1650
                  Old Parham Road            fax. (268) 480-1656
                  P.O. Box 3265
                  St. John's, Antigua
                  West Indies                www.worldgaming.com




Cc Lucette James-Wint
Director of Human Resouces



I have read, and accept the severance package outlined above.

______________________________
Mark Thompson     Date:




               LONDON * ANTUGUA * VANCOUVER * GIBRALTAR * TORONTO